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                                                                    EXHIBIT 21.1

                               POLYONE CORPORATION
                                  SUBSIDIARIES

                                                                     FORMATION
NAME                                                                JURISDICTION
----                                                               -------------
1997 Chloralkali Venture, Inc.                                     Alabama
1999 General Compounding Partnership, Inc.                         Delaware
1999 Limited Compounding Partnership, Inc.                         Delaware
1999 PVC Partner, Inc.                                             Delaware
Altona Properties Pty Ltd. (37.4% owned)                           Australia
Auseon Limited                                                     Australia
BayOne Urethane Systems, LLC (50% owned)                           Delaware
Compounding Technology, Euro S.A                                   France
Conexus, Inc.                                                      Nevada
DH Compounding Company (50% owned)                                 Delaware
Geon Development, Inc.                                             Ohio
Geon Polimeros Andios S.A. (51% owned)                             Colombia
Hanna France SARL                                                  France
Hanna PAR Corporation                                              Delaware
Hanna Deutschland, GmbH                                            Germany
Hollinger Development Company                                      Nevada
L. E. Carpenter & Company                                          Delaware
Lincoln & Southern Railroad Company                                Delaware
LP Holdings                                                        Canada
M.A. Hanna Asia Holding Company                                    Delaware
M.A. Hanna Export Services Company                                 Barbados
M.A. Hanna Plastic Group, Inc.                                     Michigan
M.A. Hanna International Financial Services Company                Ireland
M.A. Hanna de Mexico, S.A. de C.V.                                 Mexico
M.A. Hanna U.K. Ltd                                                England
MAH Plastics Company                                               Delaware
O'Sullivan Plastics Corporation                                    Nevada
O'Sullivan Films, Inc.                                             Delaware
O'Sullivan Films Holding Corporation                               Delaware
Oxy Vinyls, LP (24% owned)                                         Delaware
Polymer Diagnostics, Inc.                                          Ohio
PolyOne, LLC                                                       Delaware
PolyOne Belgium SA                                                 Belgium
PolyOne Canada, Inc.                                               Canada
PolyOne Color and Additives Germany, GmbH                          Germany
PolyOne Corporation UK Limited                                     England


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                                                             Exhibit 21 (cont'd)

PolyOne Distribution de Mexico S.A. de C.V.                        Mexico
PolyOne Engineered Films, Inc.                                     Virginia
PolyOne Engineering Vinyls UK, Ltd.                                England
PolyOne Funding Corporation                                        Delaware
PolyOne International Trading (Shanghai) Co., Ltd.                 China
PolyOne Spain, S.A.                                                Spain
PolyOne France S.A.S                                               France
PolyOne Hungary, Ltd.                                              Hungary
PolyOne Norway, A.S.                                               Norway
PolyOne-Shenzhen Co. Ltd.                                          China
PolyOne Shanghai, China                                            China
PolyOne Singapore, Ltd.                                            Singapore
PolyOne-Suzhou, China                                              China
PolyOne Sweden, AB                                                 Sweden
PolyOne Th. Bergmann, GmbH                                         Germany
PolyOne Wilflex Europe, Ltd.                                       England
PVC Powder Blends LP (90% owned)                                   Delaware
Regalite Plastics Corporation                                      Massachusetts
Shawnee Holdings, Inc.                                             Virginia
Star Color Co. Ltd.                                                Thailand
Sunbelt Chlor-Alkali Partnership (50% owned)                       Delaware
Tekno Polimer Group                                                Turkey
TRANSCOLOR, S.A.                                                   Spain
UBE-Hanna Compounding GmbH                                         Germany
Welvic Australia Pty. Ltd. (37.4% owned)                           Australia
PolyOne Wilflex Australasia Pty. Ltd.                              Australia


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